Exhibit 99.1

Quintiles Announces Completion of Refinancing

RESEARCH TRIANGLE PARK, N.C., May 12, 2015 – Quintiles Transnational Holdings Inc. (NYSE: Q) (the “Company” or “Quintiles”) today announced the completion of its previously announced refinancing. In the refinancing, the Company’s wholly-owned subsidiary, Quintiles Transnational Corp. (“Quintiles Transnational”), entered into new senior secured credit facilities totaling $1.95 billion, consisting of a $500 million revolving credit facility and $1.45 billion of term loans. In addition, Quintiles Transnational completed the offering of its $800 million principal amount of 4.875% senior unsecured notes due 2023 (the “Senior Notes”) in a private placement that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). Net proceeds from the refinancing were used to repay Quintiles Transnational’s existing credit facility and may be used for general corporate purposes, including corporate transactions and equity repurchases.

The Senior Notes were offered in the United States only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act.

Quintiles expects the refinancing to be slightly accretive to earnings per share and the Company’s diluted adjusted earnings per share guidance remains unchanged.

This announcement does not constitute an offer to sell or the solicitation of an offer to buy the Senior Notes or any other securities. The Senior Notes have not been, and will not be, registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities law.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements reflect, among other things, our current expectations regarding the use of proceeds from the refinancing transaction, which are subject to known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied by such forward-looking statements. Any statements contained herein that are not statements of historical fact may be forward-looking statements and should be evaluated as such. Without limiting the foregoing, the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. Actual results may differ materially from our expectations due to a number of factors, including the actual uses of proceeds from the refinancing and the timing thereof. For a further discussion of the risks relating to our business, see the “Risk Factors” section in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on February 12, 2015, as such factors may be amended or supplemented from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. The Company assumes no obligation to update any such forward-looking statement after the date of this release, whether as a result of new information, future developments or otherwise.

About Quintiles

Quintiles (NYSE: Q), a Fortune 500 company, is the world’s largest provider of biopharmaceutical development and commercial outsourcing services. With a network of more than 33,000 employees conducting business in approximately 100 countries, we helped develop or commercialize all of 2014’s top-75 best-selling drugs on the market. Quintiles applies the breadth and depth of our service offerings along with extensive therapeutic, scientific and analytics expertise to help our customers navigate an increasingly complex healthcare environment as they seek to improve efficiency and effectiveness in the delivery of better healthcare outcomes.